                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement                       [ ] Confidential, for use of the Commission
                                                          only (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Martin Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.


    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
    (5) Total fee paid:


        ------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:


        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
    (3) Filing Party:


        ------------------------------------------------------------------------
    (4) Date Filed:


        ------------------------------------------------------------------------

                                 [COMPANY LOGO]





                                 April 12, 2001



Dear Stockholder:

         You are invited to attend the Annual Meeting of stockholders of Martin Industries, Inc., to be held on Friday, May 18, 2001, at the Company's headquarters, 301 East Tennessee Street, Florence, Alabama, at 11:00 A.M., Central Daylight Time. With this letter, you will find the formal Notice of the Annual Meeting, the 2000 Annual Report on Form 10-K, together with the Proxy Statement and the Form of Proxy.

         Matters to be considered at the Annual Meeting are (i) the election of three members to the Board of Directors of the Company to serve until the Annual Meeting to be held in 2004, (ii) a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001, and (iii) any other matters which may properly come before the Annual Meeting. Details of the matters to be considered at the Annual Meeting appear in the Proxy Statement. Other than the election of directors and the proposal to ratify the selection of the Company's independent auditors, the Board of Directors of the Company does not know at this time of any other matters to come before the Annual Meeting.

         We hope that you will be able to attend the Annual Meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR SHARES OF COMMON STOCK ARE VOTED.

         We look forward to seeing you at the Annual Meeting.

                                           Sincerely yours,

                                           /S/ JOHN L. DUNCAN

                                           John L. Duncan
                                           President and
                                             Chief Executive Officer

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

                             MARTIN INDUSTRIES, INC.


To the stockholders of Martin Industries, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Martin Industries, Inc., a Delaware corporation, will be held at the Company's headquarters, 301 East Tennessee Street, Florence, Alabama, on Friday, May 18, 2001, at 11:00 A.M., Central Daylight Time, for the following purposes:

(1) To elect three members to the Board of Directors of the Company to serve until the Annual Meeting to be held in 2004 and until their successors are duly elected and shall have qualified;

(2) To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

(3) To transact such other business as may properly come before the Annual Meeting.

         Holders of record of the Common Stock of the Company at the close of business on March 27, 2001 are entitled to notice of and to vote on all matters to be considered at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting at the Company's corporate headquarters located at 301 East Tennessee Street, Florence, Alabama. The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR COMMON STOCK IS VOTED. A stamped, addressed envelope is enclosed for your convenience in returning your proxy.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                   /S/ JAMES W. TRUITT

                                                     James W. Truitt
                                                        Secretary
                                                 Martin Industries, Inc.

301 East Tennessee Street
Florence, Alabama  35630
April 12, 2001

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 18, 2001

         This Proxy Statement is being furnished on behalf of the Board of Directors (the "Board") of Martin Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of stockholders of the Company to be held at the Company's headquarters, 301 East Tennessee Street, Florence, Alabama, on Friday, May 18, 2001, at 11:00 A.M., Central Daylight Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of the Company. It is contemplated that this Proxy Statement and accompanying Form of Proxy will be mailed to stockholders of the Company on or about April 12, 2001.

         The shares represented by each proxy received by the Board will be voted in accordance with the instructions appearing thereon. In the absence of contrary instructions, the proxies received by the Board will be voted FOR the election of all nominees for director of the Company named in this Proxy Statement and FOR the ratification of the Board's appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, as described in more detail elsewhere in this Proxy Statement. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

                              I. VOTING SECURITIES

         As of March 27, 2001, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 8,572,797 shares of Common Stock. The holders of each outstanding share of Common Stock of the Company as of such date are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power, and (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining a quorum, but will have the effect as described below concerning the matters to be voted upon by the stockholders at the Annual Meeting.

         The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Annual Meeting. The affirmative vote of the majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting is necessary to ratify the Board's appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. Therefore, abstentions, broker non-votes and votes that are withheld with respect to the ratification of the Company's independent auditors will have the same effect as negative votes.

                           II. ELECTION OF DIRECTORS

         The By-laws of the Company provide that the number of members of the Board of Directors shall be fixed by resolution of the Board. There are currently seven members on the Board. There were eight directors immediately following the last annual meeting of the Company. Robert L. Goucher resigned from the Board effective May 30, 2000, and the Board by resolution has fixed the number of directors at seven. The Restated Certificate of Incorporation and the By-laws of the Company provide that the members of the Board shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. The Company's By-laws further provide that the Board shall consist of a majority of members who are "independent directors," as that term is defined in the By-laws.


CURRENT NOMINEES

         The Board proposes to nominate the three persons named below for election as directors to serve until the Annual Meeting to be held in 2004 and until their successors have been duly elected and shall have qualified.

         The names, ages and principal occupations of the nominees, the year each first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each of them as of March 27, 2001, are as follows:

                          NOMINEES TO SERVE UNTIL 2004

                                                                                         Number and Percent
                                                                                         of Shares of Common
            Name, Age and                                                               Stock of the Company
        Principal Occupation                             Director                       Beneficially Owned as
             Of Nominees                                   Since                         of March 27, 2001(1)
-----------------------------------                      --------                    --------------------------
William D. Biggs, 62                                       1993                      827,715/9.7%        (2)(3)
  Partner,
  Carillon Beach

Jim D. Caudle, Sr., 65                                     1990                       51,698/*           (2)(4)
  Chairman and Chief Executive Officer
  United Printed Circuits, Inc.,
  Chairman and Chief Executive Officer
  Advanced Precision Manufacturing, Inc.

James J. Tanous, 53                                        1998                       11,235/*           (2)(5)
  Partner
  Jaeckle Fleischmann & Mugel, LLP

* Represents less than 1%.

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of March 27, 2001, that the person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) Does not include 2,789,464 shares which are owned of record by the Employee Stock Ownership Plan and Related Trust (the "ESOP") at March 27, 2001, and with respect to which the individual, as a member of the ESOP Committee, shares in the voting and investment power. No members of the ESOP Committee currently participate in the ESOP.

(3) Includes 33,715 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon exercise of outstanding stock options.

(4) Includes 41,305 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon exercise of outstanding stock options, and 5,000 shares held by a corporation controlled by Mr. Caudle, with respect to which shares Mr. Caudle disclaims beneficial ownership.

(5) Includes 5,485 shares which are not currently outstanding, but which Mr. Tanous is entitled to acquire upon exercise of outstanding stock options.

         William D. Biggs has served as a director of the Company since 1993. Mr. Biggs has served as a partner of Carillon Beach, a real estate development firm, since 1990.

         Jim D. Caudle, Sr. has served as a director of the Company since 1990. Mr. Caudle is Chairman and Chief Executive Officer of United Printed Circuits, Inc., a manufacturer of printed circuit boards, and Advanced Precision Manufacturing, Inc., a sheet metal manufacturing business, positions he has held since 1989 and 1991, respectively.

         James J. Tanous has served as a director of the Company since 1998. Mr. Tanous is a partner in the law firm of Jaeckle Fleischmann & Mugel, LLP, a general business law firm having offices in Buffalo and Rochester, New York, a position he has held since 1976.

         Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote FOR the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead for such other person as the Board of Directors may recommend. Proxies may not be voted for more than three persons.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CONTINUING DIRECTORS

         The following table sets forth with respect to those persons who were elected as directors of the Company at previous Annual Meetings (and who will continue to serve as directors following the Annual Meeting) their names, ages and principal occupations during the past five years, the year each person first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each person as of March 27, 2001:

                                                                                          Number and Percent of
                                                                                        Shares of Common Stock of
                                                                                        the Company Beneficially
             Name, Age and                          Current Term       Director           Owned as of March 27,
         Principal Occupation                         Expires           Since                      2001(1)
------------------------------------------          ------------       --------         -------------------------
John L. Duncan, 67                                      2002             1999             75,547/*       (2)(3)
  President and Chief Executive Officer
  Martin Industries, Inc.

William H. Martin, III, 70                              2002             1974            244,659/2.9%    (2)(4)
  Private Investor

Bill G. Hughey, 65                                      2003             1995            118,303/1.4%    (2)(5)
  Retired

Charles R. Martin, 60                                   2003             1974            143,645/1.7%    (2)(6)
  President and Chief Executive Officer
  Amerimark Capital Corporation

*        Represents less than 1%.

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of March 27, 2001, that the person has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person on a given date, shares which such person has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) Does not include 2,789,464 shares which are owned of record by the ESOP as of March 27, 2001, and with respect to which the individual, as a member of the ESOP Committee (or, in the case of Mr. Duncan, as both a member of the ESOP Committee and as a trustee), shares in the voting and investment power. No members of the ESOP Committee currently participate in the ESOP.

(3) Includes 9,887 shares which are not currently outstanding, but which Mr. Duncan is entitled to acquire upon exercise of outstanding stock options, and 44,500 shares held by Mr. Duncan's wife, with respect to which shares Mr. Duncan disclaims beneficial ownership.

(4) Includes 43,644 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon the exercise of outstanding stock options, and 85,907 shares held by Mr. Martin's wife, with respect to which shares Mr. Martin disclaims beneficial ownership.

(5) Includes 8,263 shares which are not currently outstanding, but which Mr. Hughey is entitled to acquire upon exercise of outstanding stock options, 500 shares held jointly by Mr. Hughey and his wife, and 10,360 shares owned by Mr. Hughey's wife, with respect to which shares Mr. Hughey disclaims beneficial ownership.

(6) Includes 16,282 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options.

         John L. Duncan currently serves as the Company's President and Chief Executive Officer and has served as a director of the Company since May 1999. Mr. Duncan is the former President and Chief Executive Officer of Murray Ohio Manufacturing Company, a position he held from 1987 until his retirement at the end of 1994. He has been a consultant to several manufacturing companies and currently serves on the board of directors of Wolverine Tube, Inc.

         William H. Martin, III served from March 1998 until November 1998 as Chairman, President and Chief Executive Officer during the Company's search for a successor to a former President and Chief Executive Officer, who resigned in March 1998. Mr. Martin has served as Chairman of the Board of Directors of the Company since April 1994 and as a director of the Company since 1974. Mr. Martin also serves on the board of Trex Company, Inc. Mr. Martin has been a private investor since 1993.

         Bill G. Hughey has served as a director of the Company since February 1995. Mr. Hughey previously served on the Board of Directors from 1975 until his retirement as President and Chief Executive Officer of the Company in May 1994, a position he had held since 1987.

         Charles R. Martin has served as a director of the Company since 1974. Mr. Martin serves as President and Chief Executive Officer of Amerimark Capital Corporation, a financial services firm, a capacity in which he has served since 1992, and also serves as a General Partner of the CapSource Fund, a Small Business Investment Company. Charles Martin and William Martin are cousins.

         During the Company's fiscal year ended December 31, 2000, the Board of Directors of the Company held four regular meetings and four special meetings.

COMMITTEES OF THE BOARD

         The Company has three standing committees of the Board of Directors, the Compensation Committee, the Nominating and Governance Committee and the Audit Committee.

Compensation Committee

         The Compensation Committee's function is to develop and monitor the compensation arrangements with the Company's President and Chief Executive Officer and its other executive officers, including the administration of the Company's stock incentive plans. The members of the Compensation Committee are William D. Biggs, Jim D. Caudle, Sr., William H. Martin, III and James J. Tanous. The Chairman of the Compensation Committee is William D. Biggs. The Compensation Committee met three times during the fiscal year ended December 31, 2000.

Nominating and Governance Committee

         The Nominating and Governance Committee's functions are to (i) recommend, subject to approval by the Board of Directors, the appropriate number of directors to serve on the Board and each committee of the Board, (ii) recommend qualifications for initial and continued membership on the Board and each committee of the Board, (iii) recommend candidates for election to the Board, (iv) identify and interview proposed candidates for Board membership, (v) recommend a candidate from among the Board of Directors to fill the office of Chairman of the Board, (vi) review the membership skills and background of members of the Board of Directors, the number of committees and their functions, and the frequency and length of Board meetings, and (vii) evaluate the performance of the Board of Directors as a whole on an annual basis. The charter of the Nominating and Governance Committee does not provide for consideration of nominees recommended by stockholders. The members of the Nominating and Governance Committee are William D. Biggs, John L. Duncan, Charles R. Martin and James J. Tanous. The Committee is comprised of a majority of independent directors. The Chairman of the Nominating and Governance Committee is James J. Tanous. The Nominating and Governance Committee met two times during the fiscal year ended December 31, 2000.

Audit Committee

         The Board of Directors of the Company on June 7, 2000 adopted a written charter for the Audit Committee which outlines the Audit Committee's responsibilities. The Charter of the Audit Committee is attached as Appendix A to this proxy statement. The members of the Audit Committee are Jim D. Caudle, Sr., Bill G. Hughey, Charles R. Martin, William D. Biggs and William H. Martin,
III. The Chairman of the Audit Committee is Charles R. Martin. Other than William H. Martin, III, all of the members of the Audit Committee are "independent" as defined in the National Association of Securities Dealers' listing standards. Mr. Martin is not deemed "independent" because he served as interim President and Chief Executive Officer of the Company from March 1998 to November 1998. Considering his extensive experience with the Company and other public and private corporations, the Board of Directors determined that it was in the best interests of the Company and its stockholders that Mr. Martin serve as a member of the Audit Committee. The Audit Committee met six times during the fiscal year ended December 31, 2000.

                             AUDIT COMMITTEE REPORT

         In connection with its responsibilities under its Charter, the Audit
Committee:

- Reviewed and discussed with management the audited financial statements for the year ended December 31, 2000;

- Discussed with the independent auditors the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

- Received from the independent auditors written disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence; and

- Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                  Submitted by,

                                William D. Biggs
                                  Jim D. Caudle
                                 Bill G. Hughey
                           Charles R. Martin, Chairman
                             William H. Martin, III

                   III. RATIFICATION OF SELECTION OF AUDITORS

         Arthur Andersen LLP, independent accountants, served as the Company's auditors for fiscal year 2000 after having previously served in the same capacity since 1972. Upon recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

AUDIT FEES

         Arthur Andersen LLP billed the Company an aggregate amount of $91,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         Arthur Andersen LLP neither rendered nor billed the Company for professional services including supervising the operation of the Company's information systems and design or implementation of hardware or software to aggregate source data underlying the Company's financial statements during fiscal year 2000.

ALL OTHER FEES

         Arthur Andersen LLP billed the Company an aggregate amount of $41,000 for professional services during fiscal year 2000, excluding amounts billed in connection with audit services and financial information systems design implementation. This amount includes fees billed in fiscal year 2000 for services rendered in connection with the audits of the Company's benefit plans for fiscal year 1999 and preparation of income tax returns for fiscal year 2000. The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by the independent accountants in addition to their audit services was compatible with maintaining the independence of Arthur Andersen LLP as auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                IV. OTHER MATTERS

         The Board of Directors of the Company does not know at this time of any other matters that are to be presented at the Annual Meeting.

                            V. PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of March 27, 2001 (except as noted otherwise), regarding the beneficial ownership of the Company's Common Stock by (i) each person (including each "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock, (ii) each director of the Company who is a stockholder, (iii) each of the executive officers named in the Summary Compensation table under "Remuneration of Executive Officers" and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                      Number of Shares                    Percentage of
                                                        Beneficially                  Beneficial Ownership
            Name                                          Owned(1)                         of Shares(1)
------------------------------------                  ----------------                --------------------
Martin Industries, Inc.                                 2,789,464(2)                         32.5%
   Employee Stock Ownership Plan
     and Related Trust
   P.O. Box 128
   Florence, Alabama  35630

Maxus Investment Group                                    439,400(3)                          5.1%
   28601 Chagrin Blvd., Suite 500
   Cleveland, Ohio 44141

William D. Biggs                                          827,715(4)(5)                       9.7%
Jim D. Caudle, Sr.                                         51,698(4)(6)                         *
John L. Duncan                                             75,547(4)(7)                         *
Bill G. Hughey                                            118,303(4)(8)                       1.4%
Charles R. Martin                                         143,645(4)(9)                       1.7%
William H. Martin, III                                    244,659(4)(10)                      2.9%
James J. Tanous                                            11,235(4)(11)                        *
J. Reid Roney                                              44,000(12)                           *
Robert L. Goucher                                          69,095(13)                           *
Martin D. Husted                                           10,000(13)                           *
Roderick V. Schlosser                                       5,279(13)(14)                       *
All directors and executive
  officers as a group (15 persons)                      1,668,233(4)                         19.5%

*        Represents less than 1%.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 27, 2001, that the person or group has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within sixty days after such date are shares for which such person or group has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) In accordance with the terms of the ESOP, the ESOP Committee directs the voting of the shares held by the ESOP which have not been allocated to the accounts of participating employees and allocated shares for which no voting instructions have been received by the trustee of the ESOP. The employee participants in the ESOP are entitled to direct the voting of shares allocated to their ESOP accounts.

(3) Based on information contained in the Schedule 13D, filed on January 12, 2000 with the Securities and Exchange Commission.

(4) Does not include 2,789,464 shares which are owned of record by the ESOP as of March 27, 2001, and with respect to which the individual, as a member of the ESOP Committee (or, in the case of Mr. Duncan, as both a member of the ESOP Committee and as a trustee), shares in the voting and investment power. In accordance with the terms of the ESOP, the ESOP Committee directs the actions of the trustees of the ESOP, including the voting of any shares held by the ESOP which have not been allocated to participating employee accounts, or which have been allocated but no voting instructions have been received. As of March 27, 2001, 2,094,745 of the shares held by the ESOP had been allocated to participants' accounts. Except for Diane S. McGee, a trustee of the ESOP, no members of the ESOP Committee or trustees currently participate in the ESOP.

(5) Includes 33,715 shares which are not currently outstanding, but which Mr. Biggs is entitled to acquire upon the exercise of outstanding stock options.

(6) Includes 41,305 shares which are not currently outstanding, but which Mr. Caudle is entitled to acquire upon the exercise of outstanding stock options, and 5,000 shares held by a corporation controlled by Mr. Caudle, with respect to which Mr. Caudle disclaims beneficial ownership.

(7) Includes 9,887 shares which are not currently outstanding, but which Mr. Duncan is entitled to acquire upon the exercise of outstanding stock options, and 44,500 shares owned by Mr. Duncan's wife, with respect to which shares Mr. Duncan disclaims beneficial ownership.

(8) Includes 8,263 shares which are not currently outstanding, but which Mr. Hughey is entitled to acquire upon exercise of outstanding stock options, 500 shares held jointly by Mr. Hughey and his wife, and 10,360 shares owned by Mr. Hughey's wife, with respect to which shares Mr. Hughey disclaims beneficial ownership.

(9) Includes 16,282 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options.

(10) Includes 43,644 shares which are not currently outstanding, but which Mr. Martin is entitled to acquire upon exercise of outstanding stock options, and 85,907 shares held by Mr. Martin's wife, with respect to which shares Mr. Martin disclaims beneficial ownership.

(11) Includes 5,485 shares which are not currently outstanding, but which Mr. Tanous is entitled to acquire upon the exercise of outstanding stock options.

(12) Consists of 44,000 shares which are not currently outstanding, but which Mr. Roney is entitled to acquire upon the exercise of outstanding stock options.

(13)     According to the most recent information available to the Company.

(14) Does not include 18,000 shares which Mr. Schlosser was entitled to acquire upon exercise of outstanding stock options. All of Mr. Schlosser's options expired on April 5, 2001 as a result of the termination of his employment with the Company.

                     VI. REMUNERATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table summarizes compensation earned by or paid to the Company's Chief Executive Officer, and the Company's other most highly compensated executive officers (collectively, the "named executive officers"), for the years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG-TERM
                                                                                               COMPENSATION
                                                                                          ---------------------
                                                                 ANNUAL COMPENSATION              AWARDS
                                                              ------------------------    ---------------------
                                                                                          SECURITIES UNDERLYING     ALL OTHER
      NAME AND PRINCIPAL POSITION                   YEAR       SALARY           BONUS          OPTIONS/SARS        COMPENSATION
----------------------------------------------      ----      --------         -------    ---------------------    ------------
John L. Duncan(1)                                   2000      $130,500         $     0           10,000/0           $     0
  President and Chief Executive Officer             1999      $      0         $     0              0/0             $     0
                                                    1998      $      0         $     0              0/0             $     0

Robert L. Goucher(2)                                2000      $247,211         $     0         22,000/22,000        $ 3,766(3)
  Former President and Chief Executive Officer      1999      $221,250         $     0           30,000/0           $26,951(4)(5)
                                                    1998      $ 40,600(6)      $25,000(6)        100,000/0          $63,124(7)

J. Reid Roney                                       2000      $134,004         $     0         12,000/12,000        $ 6,137(3)
  Vice President of Sales and Manufacturing         1999      $133,005         $     0              0/0             $ 9,711(4)(5)
                                                    1998      $130,008         $     0              0/0             $13,177(7)

Martin D. Husted(8)                                 2000      $113,295         $     0          10,000/8,000        $ 4,103(3)
  Former Vice President of Engineering              1999      $107,001         $     0              0/0             $ 2,277(4)
                                                    1998      $ 54,803         $     0           10,000/0           $ 9,858(7)

Roderick V. Schlosser(9)                            2000      $119,004         $     0          10,000/10,000       $ 5,488(3)
  Former Vice President and Chief Financial         1999      $118,002         $     0              0/0             $ 7,155(4)
    Officer and Secretary and Treasurer             1998      $109,042         $     0              0/0             $12,144(7)


(1) Mr. Duncan became President and Chief Executive Officer on May 31, 2000. Compensation that Mr. Duncan received as an independent director prior to becoming an executive officer is not included. See Director Compensation, below.

(2) Mr. Goucher's employment with the Company terminated on May 30, 2000, but Mr. Goucher will continue to receive salary payments of $18,750 per month through May 30, 2001, pursuant to his Salary Continuation Letter Agreement. Salary reported includes severance and accrued vacation payments made in 2000.

(3) All other compensation for Messrs. Goucher, Roney, Husted and Schlosser includes taxable insurance premiums of $2,828, $1,878, $3,293 and $1,705, respectively, Company 401(k) matching contributions of $938, $1,340, $810 and $1,190, respectively, and Company ESOP contributions of $0, $2,919, $0 and $2,593, respectively.

(4) All other compensation for Messrs. Goucher , Roney, Husted and Schlosser in 1999 includes taxable insurance premiums of $2,903, $1,899, $1,692 and $1,696, respectively, Company 401(k) matching contributions of $375, $1,330, $585 and $1,180, respectively, and Company ESOP contributions of $5,084, $4,482, $0 and $4,279, respectively.

(5) All other compensation for Messrs. Goucher and Roney also includes relocation benefits of $18,589 and $2,000, respectively.

(6) Reflects total amounts earned by Mr. Goucher in 1998 in base salary and pre-employment consulting fees. Mr. Goucher's employment with the Company began in November 1998 at which time he received a signing bonus of $25,000.

(7) All other compensation for Messrs. Goucher, Roney, Husted and Schlosser in 1998 includes taxable insurance premiums of $48, $1,884, $1,148 and $1,717 respectively, Company 401(k) matching contributions of $0, $1,301, $0 and $1,090, respectively, Company ESOP contributions of $0, $8,289, $0 and $7,634, respectively, and supplemental medical insurance premiums of $0, $1,703, $1,703 and $1,703 respectively. All other compensation for Messrs. Goucher and Husted also includes relocation benefits of $63,076 and $7,007, respectively.

(8) Mr. Husted's employment with the Company terminated on October 3, 2000. Salary reported includes severance and accrued vacation payments made in 2000.

(9) Mr. Schlosser ceased serving as an executive officer of the Company on November 30, 2000, and his employment with the Company terminated on January 5, 2001.

2000 STOCK OPTION AND SAR GRANTS

         The following table sets forth the specified information with respect to stock option and SAR grants to each of the named executive officers during 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                                           PERCENT OF TOTAL                                         POTENTIAL REALIZABLE VALUE
                             NUMBER          OPTIONS/SARS                                          AT ASSUMED ANNUAL RATES OF
                         OF SECURITIES         GRANTED          EXERCISE OR                         STOCK PRICE APPRECIATION
                          UNDERLYING         TO EMPLOYEES       BASE PRICE                               FOR OPTION TERM
                        OPTIONS/SARS(1)       IN FISCAL       OPTIONS & SARS    EXPIRATION      --------------------------------
      NAME                 GRANTED(#)            YEAR             ($/SH)           DATE              5%($)           10%($)
--------------------    ----------------   ----------------   --------------   ------------     --------------   ---------------
John L. Duncan          10,000(2)/0            5.6%/NA           $1.6875       7-27-2010/NA     $ 7,588/NA       $22,031/NA

Robert L. Goucher       22,000(3)/22,000      12.4%/25.6%        $1.6875           NA(3)/(1)    $27,845/$9,048   $66,329/$15,963

J. Reid Roney           12,000(4)/12,000       6.8%/14.0%        $1.6875        1-3-2010/(1)    $15,188/$4,935   $36,179/$ 8,707

Martin D. Husted        10,000(5)/8,000        5.6%/ 9.3%        $1.6875           NA(5)/(1)    $11,637/$3,290   $28,526/$ 5,805

Roderick V. Schlosser   10,000(6)/10,000       5.6%/11.6%        $1.6875           NA(6)/(1)    $12,657/$4,113   $30,150/$ 7,256

         (1) SARs were granted pursuant to individual Stock Appreciation Rights Agreements entered into on January 3, 2000 and expiring on January 3, 2003. On December 31 of each year of the Agreement, the grantee is entitled to receive the per share increase in price from the greater of $1.6875 or the closing price of the Company's common stock on December 31 of the immediately preceding year times the number of SARs granted. The Stock Appreciation Rights Agreements are not terminable upon the termination of a recipient's employment, except in the case of voluntary termination or termination for cause. Therefore, the agreements with the certain named executives remain in effect.

         (2) Mr. Duncan's options were granted under the Company's 1994 Nonqualified Stock Option Plan (the "1994 Plan") and become exercisable on July 27, 2001. Does not include an option to purchase 14,741 shares granted to Mr. Duncan in his capacity as a non-employee director of the Company prior to becoming an executive officer.

         (3) Mr. Goucher's options expired without being exercised following the termination of his employment with the Company. The options were granted to him under the 1994 Plan.

         (4) Mr. Roney's options were granted to him pursuant to the 1994 Plan. One-half of his options became exercisable on January 3, 2001 and the remaining one-half become exercisable on January 3, 2002.

         (5) Mr. Husted's options expired without being exercised following the termination of his employment with the Company. The options were granted to him under the 1994 Plan.

         (6) Mr. Schlosser's options expired without being exercised following the termination of his employment with the Company. The options were granted to him under the 1994 Plan.

2000 STOCK OPTION EXERCISES

       The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the named executive officers during 2000 along with the number and dollar value of any options remaining unexercised and outstanding at December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                                      OPTIONS AT                 OPTIONS AT
                                                                   FISCAL YEAR-END(#)        FISCAL YEAR-END($)
                              SHARES ACQUIRED        VALUE           EXERCISABLE(1)/           EXERCISABLE(1)/
NAME                          ON EXERCISE(#)       REALIZED($)      UNEXERCISABLE(2)          UNEXERCISABLE(2)
----                          ---------------      -----------   ----------------------     --------------------
John L. Duncan.............          --                --             9,887/24,741                 $0/$0
Robert L. Goucher..........          --                --                      0/0                 $0/$0
J. Reid Roney..............          --                --            32,000/12,000                 $0/$0
Martin D. Husted(3)........          --                --                 10,000/0                 $0/$0
Roderick V. Schlosser(3)...          --                --            13,000/10,000                 $0/$0

(1) The number of securities underlying unexercised options includes presently exercisable stock options under the Company's 1994 Nonqualified Stock Option Plan. The value of unexercised in-the-money options represents the difference between the fair market value of the shares subject to unexercised options as of December 31, 2000, and the cash portion of the option price of the shares. A fair market value of $0.625 per share is used based upon the closing sale price of the Company's Common Stock on The Nasdaq Stock Market's National Market on December 29, 2000, the final trading day of 2000. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised. The ultimate value of an option is dependent on the market value of the Common Stock at a future date, which will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all stockholders.

(2) Includes presently unexercisable options under the Company's 1994 Nonqualified Stock Option Plan. For purposes of calculating the value of unexercisable in-the-money options at December 31, 2000, a fair market value of $0.625 per share is used and is based upon the closing sale price of the Company's Common Stock on The Nasdaq Stock Market's National Market on December 29, 2000, the final trading day of 2000. The actual value, if any, a person may realize as a result of such options will depend on the market value of the Common Stock of the Company at a future date, which will depend to a large degree on the efforts of the executive officers named above to bring future success to the Company for the benefit of all stockholders.

(3) As of the date of this proxy statement, all of Messrs. Husted's and Schlosser's remaining options had expired without being exercised as a result of the termination of their employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         William D. Biggs, Jim D. Caudle, Sr., James J. Tanous and William H. Martin, III served as members of the Compensation Committee of the Board of Directors of the Company during all or part of 2000. From 1977 to 1987, William Martin served as the President and Chief Executive Officer of the Company. During 1998, William Martin served as the President and Chief Executive Officer during the Company's search for a successor to the Company's former President and Chief Executive Officer, who resigned in March 1998. During 2000, no executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or was a director of the Company, nor does any such relationship exist currently.

DIRECTOR COMPENSATION

         Effective April 1, 2000, the Board of Directors suspended payment of the $1,000 monthly retainer that had been previously paid to non-employee directors until such time as the Company's operating results improve. Retainers paid in 2000 totaled $24,000. The Chairman of the Board receives an annual retainer of $25,000. Directors who are not employees of the Company receive a $700 fee per meeting of the Board of Directors, and any committee thereof, with the Chairman of the Board receiving a fee of $1,000 per meeting of the Board of Directors and the chairman of each committee receiving $900 per meeting of the committee of the Board of Directors for which he serves as chairman.

Directors are also eligible to receive an amount equal to their meeting fees for each day, other than regular meeting or travel days, for authorized work and travel dedicated to the business of the Company. These "work day" fees totaled $30,000 in 2000. Directors are reimbursed for their out-of-pocket expenses for each meeting of the Board of Directors attended and may be eligible to receive a $500 travel fee if meeting schedules require an extra day of travel and no meeting fee is paid for that day. Directors who are also employees of the Company receive no fees or retainers for attending meetings of the Board of Directors.

         Directors are also entitled to receive grants of stock options under the 1994 Nonqualified Stock Option Plan of the Company and non-employee directors are entitled to receive grants of stock options and to defer fees or receive options in lieu of fees under the 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan. In addition, each director is provided with $300,000 of coverage, and the Chairman of the Board is provided with $2,000,000 of coverage, under the Company's group accidental death and dismemberment policy and directors who are or have been stockholders and officers of the Company may become entitled to benefits under the Company's post-retirement and post-employment benefit plans. See Compensation Pursuant to Plans - Life and Disability Insurance and Post-retirement and Post-employment Benefits, below.

COMPENSATION PURSUANT TO PLANS

         Profit Sharing Plan. The Company sponsors the Martin Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan"), which covers substantially all employees of the Company. Contributions by the Company to the Profit Sharing Plan are at the discretion of the Board of Directors. Prior to 1993, contributions under the Profit Sharing Plan were generally equal to 20% of the amount by which income before income taxes and the contribution exceeded 15% of the net worth of the Company at the beginning of the year to which the contribution applied. As a result of the implementation of the ESOP in 1993, the Company did not make any contributions to the Profit Sharing Plan in 1993 or in any year since.

         401(k) Plan. The Company also offers a savings and retirement provision (the "401k Plan), which is designed to be a qualified retirement plan under
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan was first approved by the Company in 1984. All employees of the Company are generally eligible to participate in the 401(k) Plan after completion of ninety days of employment. Each month, a participant may defer, on a pre-tax basis, up to 15% of his or her base compensation, excluding bonuses and extraordinary compensation, through contributions to the 401(k) Plan. The Company may choose to match a participant's salary deferrals in an amount equal to 25% of such deferrals, but not to exceed 1% of the participant's base compensation excluding bonuses and extraordinary compensation. Each participant is fully vested in the 401(k) Plan to the extent of his or her salary deferrals, but participants generally must have been employed by the Company for at least five years before they have fully vested rights in any matching contributions made by the Company, although participants become partially vested in any matching contributions after one year of service. Lump sum or periodic distributions may be made from the 401(k) Plan upon termination of employment or retirement as defined. A participant may also obtain a loan, subject to limitations, from the 401(k) Plan. Including employee contributions and the Company matching contributions, the named executive officers accrued the following benefits under the 401(k) Plan during 2000: Mr. Goucher - $4,688, Mr. Roney - $8,040, Mr. Duncan - $0, Mr. Husted - $4,050, Mr. Schlosser - $5,950. Amounts deferred by these individuals under the elective deferral feature of the 401(k) Plan and the matching Company contributions applicable to these individuals are reported in the Summary Compensation Table above.

         Life and Disability Insurance. The Company provides each officer of the Company, including the named executive officers, with group term life insurance with a death benefit of up to a maximum of $100,000. The Company further provides each named executive officer with individual term life coverage with a death benefit of $100,000. The Company also provides each named executive officer and director with group accidental death and dismemberment insurance with a benefit of up to a maximum of $300,000 (maximum of $2,000,000 for Chairman of the Board). The life insurance benefits and the accidental death and dismemberment benefits are payable to such officer's or director's beneficiary and not to the Company. The Company also pays all of the premiums on certain variable life insurance policies for certain officers of the Company, the death benefit and cash value of which are for the benefit of and payable to such officer or his designated beneficiary and not to the Company. The death benefit and cash surrender value of the variable life insurance policies of the named executive officers at December 31, 2000, are as follows: Mr. Goucher - $100,000/$0, Mr. Roney - $100,000/$2,036, Mr. Duncan - $0/$0, Mr. Husted -
$100,000/$473, and Mr. Schlosser - $100,000/$7,415. Amounts paid in premiums by the Company for the benefit of these individuals are reported in the Summary Compensation Table above. The Company also provides substantially all of its other employees with certain group life insurance benefits under term life insurance policies for which premiums are paid by the Company, and with certain long-term disability insurance which replaces a percentage of the employees' base salaries in the event of a qualifying disability.

         1988 Nonqualified Stock Option Plan. Pursuant to authority granted in the Company's Articles of Incorporation, the Board of Directors adopted the Company's 1988 Nonqualified Stock Option Plan (as amended, the "1988 Plan") in July 1988. The 1988 Plan expired in July 1998 in accordance with its terms. Therefore, no further options may be granted under the 1988 Plan. However, the expiration of the 1988 Plan does not affect the validity of any options granted prior to the expiration of the plan. Options that have been granted under the 1988 Plan are generally exercisable at any time between one year and ten years from the date of grant, except that options become immediately exercisable upon certain changes in control and except that, in the event of a termination of employment for any reason other than death, the purchase price for the stock must be paid within ninety days from the date of such termination (or prior to the expiration of the option if earlier). In the event of termination of an optionee's employment on account of death, instead of a ninety-day period as described in the foregoing sentence, the exercise period is one year. Of the 1,564,500 shares available for grant under the 1988 Plan, options to purchase an aggregate of 1,564,500 shares of Common Stock have been granted at an average total purchase price of $1.61 per share, to be satisfied 50% in cash upon exercise and 50% in previously earned but unpaid compensation accrued. As of December 31, 2000, of the 1,564,500 options granted, 1,518,580 options had been exercised and 45,920 shares remained subject to presently exercisable options.

         1994 Nonqualified Stock Option Plan. The Board of Directors adopted the Company's 1994 Nonqualified Stock Option Plan (the "1994 Plan") in October 1994. The Company's stockholders approved the 1994 Plan in April 1996. The purpose of the 1994 Plan is to attract, compensate, motivate and retain those highly competent officers, directors and key management employees upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. Under the 1994 Plan, eligible persons who are selected by the Compensation Committee may be granted nonqualified options to purchase an aggregate of not more than 525,000 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, reorganizations, reclassifications, mergers, recapitalizations or otherwise). As of December 31, 2000, options to purchase an aggregate of 363,446 shares of Common Stock had been granted under the 1994 Plan at exercise prices ranging from $1.6875 to $9.50.

         The 1994 Plan is administered by the Compensation Committee. Within the limitations set forth in the 1994 Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors and employees those to whom options may be granted, the number of options to be granted, the timing of the grant of the options, and the exercise period and price of such options. Directors, officers and other key management employees of the Company and its subsidiaries are eligible to participate under the 1994 Plan. The option price per share under the 1994 Plan may not be less than the greater of the par value of the shares or 85% of their fair market value (as defined in the 1994 Plan) on the date of grant. Options must be granted within ten years from the adoption of the 1994 Plan and exercised within ten years from the date of grant, except that options must be exercised prior to termination of employment if termination is "for cause" (as defined in the 1994
Plan) or within ninety days after termination if termination is other than for cause, or within one year after termination (subject to extension by the Compensation Committee) if termination is due to death or disability. Options also generally become exercisable in full upon certain changes in control of the Company. Otherwise, the period for the exercise of options is generally at the discretion of the Compensation Committee. The Board of Directors is authorized from time to time to amend the 1994 Plan, except that the stockholders of the Company must approve any amendment to increase the maximum number of shares subject to the plan and to modify materially the requirements as to those persons who are eligible to participate in the plan.

         1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan. In May 1996, the Board of Directors adopted the Company's 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan (the "1996 Plan"). The Company's stockholders approved the 1996 Plan in May 1997. The purpose of the 1996 Plan is to advance the interests of the Company and the stockholders by giving non-employee directors an opportunity to acquire or increase their interest in the Company, thereby aligning the interests of such directors with the interests of the stockholders. The purpose of the 1996 Plan is also to enhance the Company's long-term growth and financial performance by increasing the Company's ability to continue to attract and retain the services of experienced and knowledgeable directors. Under the 1996 Plan, non-employee directors are granted options to purchase Company stock and are allowed to receive options in lieu of fees that otherwise would have been paid in cash to such directors for their services as directors. The 1996 Plan also provides that non-employee directors may defer receipt of their director's fees until a later date. The non-employee directors of the Company, presently consisting of six persons, are eligible to participate in the 1996 Plan. The 1996 Plan is administered by a committee appointed by the Board of Directors (the "Plan Committee").

         The 1996 Plan consists of two elements: (i) stock options and (ii) deferred compensation. Under the 1996 Plan, a maximum of 100,000 shares of the Company's Common Stock are to be reserved for issuance upon the exercise of options granted to non-employee directors of the Company (subject to adjustment for stock splits, stock dividends and other changes in the capital structure of the Company). On the date of the first Board meeting subsequent to the annual meeting of the Board of Directors each year and if shares are available for grant, each non-employee director is granted an option to purchase shares of Common Stock as follows: (i) each non-employee director elected to the Board of Directors at such annual meeting receives an option to purchase the number of shares of Common Stock determined by dividing the amount of such directors' cash retainer payable for serving on the Board of Directors for the upcoming year by the fair market value of the Common Stock on such date; and (ii) each non-employee director not standing for election at such annual meeting and who is to continue to serve as a director of the Company receives an option to purchase the number of shares of Common Stock determined by dividing the amount of such director's cash retainer payable for serving on the Board of Directors for the upcoming year by the fair market value of the Common Stock on such date, and multiplying the resulting amount by .6666.

         The 1996 Plan also provides that each non-employee director may elect to receive the cash retainer and meeting fees payable to the director for service on the Board of Directors and any committees thereof in the form of options to purchase stock in lieu of cash. On the first business day following each of the three-month periods ending August 31, November 30, February 28 (or 29, as the case may be), and May 31 and if shares are available for grant, the Company grants to each non-employee director who has made such an election an option to purchase the number of shares of Common Stock determined by dividing
(i) the amount of such director's cash retainer and meeting fees accrued during such three-month period increased by 30% by (ii) the Black-Scholes value of each option to purchase a share of Common Stock on the date of grant.

         The grant of options under the 1996 Plan is subject to the following limitations: (i) the option price may not be less than 100% of the fair market value of the stock on the date of the grant; (ii) no option may be exercised more than ten years after the date of grant; (iii) options are generally not exercisable within the first twelve months after the date of grant; (iv) with certain exceptions, no option is exercisable unless at all times during the period beginning on the date of grant and ending three years before exercise the optionee was a director of the Company; and (v) such other limitations and conditions as the Plan Committee may determine. The Plan Committee in its discretion may accelerate the time when options are exercisable after the initial grant thereof; provided that the Plan Committee may not exercise such power if to do so would permit or result in a violation of Section 16(b) of the Exchange Act. As of December 31, 2000, 96,148 options had been granted under the 1996 Plan at exercise prices ranging from $5.00 to $8.00, and there remained 3,852 options available for grant.

         Pursuant to the 1996 Plan, a non-employee director may elect to defer all or any portion of the cash retainer and meeting fees payable to such director for service on the Board of Directors and any committees thereof (directors electing such deferral are hereinafter sometimes referred to as "Participating Directors"). The Company will deposit such deferred fees into an account (a "Deferral Account") established for each Participating Director and will pay interest on funds in such accounts at the rate paid on five-year U.S. Treasury notes, or at such other rate as is prescribed by the Plan Committee. Amounts credited to the Deferral Account of a Participating Director will be paid to him, at his election, in monthly installments over a period not to exceed three years from the date elected by the Participating Director, or in such other manner as the Plan Committee may permit. Upon the death of a Participating Director, any amounts in his Deferral Account will be paid to his designated beneficiary. Further, if a Participating Director, or his designated beneficiary, if applicable, suffers certain financial hardships, the Plan Committee may accelerate payment of the amounts in such Participating Director's Deferral Account to the extent necessary to eliminate such hardship.

         Executive Supplemental Income Plan. In 1983, the Company implemented its executive supplemental income plan (the "ESIP") in order to encourage certain key members of management to continue their employment with the Company. As of December 31, 2000, ten retired employees and one current employee had entered into supplemental income agreements ("Supplemental Income Agreements") with the Company under the ESIP. Under the Supplemental Income Agreement, a participant will receive credits based upon the participant's age at the time the agreement is entered into and for each prior year of service with the Company, with the participant becoming vested under the agreement, and entitled to receive benefits thereunder, upon receiving an established number of credits. Upon entering into a

Supplemental Income Agreement, the participant will receive the greater of one credit for each year of the participant's age or forty credits, plus one credit for each year of full-time service to the Company rendered up to the date of the agreement. Thereafter, the participant will receive one credit for each twelve months of full-time service to the Company. The participant becomes 50% vested upon receiving 55 credits and continues to vest at a rate of 5% per credit received thereafter until becoming fully vested upon receiving 65 credits. Beginning at the later of either the attainment of 65 years of age or termination of full-time employment or beginning at such time as may be determined in the discretion of the Compensation Committee, a participant or the designated beneficiary thereof becomes entitled to receive 120 monthly payments equal to 40% (or 40% times the percentage vested, if only partially vested) of the highest average monthly compensation (exclusive of bonuses and fringe benefits) paid to the participant by the Company during a period of three consecutive years within the five-year period ending immediately prior to the termination of the participant's full-time employment. The Supplemental Income Agreements also provide as a condition to payment that the participant shall not enter into competition with the Company during the term of his employment or for a period of five years thereafter. As a part of this program, the Company has purchased, and is the named beneficiary of, life insurance on the participants which, based on the actuarial assumptions used, is expected to exceed the total obligation, after taxes, of the Company under the ESIP. As of December 31, 2000, no named executive officer of the Company is eligible for the ESIP.

         The following table shows estimated annual benefits payable upon retirement under the ESIP.

            Highest 3-Year                         Number of Credits
            Average Annual               --------------------------------------
              Base Salary                  55               60             65
            --------------               -------         -------        -------
              $   50,000                 $10,000         $15,000        $20,000
                  75,000                  15,000          22,500         30,000
                 100,000                  20,000          30,000         40,000
                 125,000                  25,000          37,500         50,000
                 150,000                  30,000          45,000         60,000
                 175,000                  35,000          52,500         70,000
                 200,000                  40,000          60,000         80,000
                 225,000                  45,000          67,500         90,000
                 250,000                  50,000          75,000        100,000

         Employee Stock Ownership Plan. In 1992, the Company established the ESOP in an effort to promote employee involvement in the success of the Company by giving eligible employees an ownership interest in the Company. All participants in the Profit Sharing Plan as of December 31, 1991, became participants in the ESOP as of January 1, 1992. The Company's Board of Directors serves as the Administrative Committee of the ESOP and thereby directs the actions of the trustees of the ESOP, two of whom are executive officers of the Company and one of whom, Diane S. McGee, is not. Under Section 1042 of the Code, persons who sell shares to an ESOP can defer tax recognition on the sale if certain requirements are met, including the requirement that such selling stockholders and other specified persons not participate in the ESOP. Mr. Roney is the only named executive officer who currently participates in the ESOP. Messrs. Husted and Schlosser participated in the ESOP prior to the termination of their employment with the Company. During 2000, 4,670 shares of Common Stock with an estimated fair value of $2,919 were allocated to Mr. Roney's account in the ESOP and 4,148 shares of Common Stock with an estimated fair value of $2,593 were allocated to Mr. Schlosser's account in the ESOP. Messrs. Goucher and Husted did not receive allocations to their accounts in the ESOP during 2000, as their terminations were prior to year-end.

         Supplemental Executive Retirement Plan. Because Section 1042 of the Code prohibited certain employees from participating in the ESOP, the Company implemented a supplemental executive retirement plan (the "SERP") in 1993 to provide benefits that would have been available to those employees under the ESOP. Under the terms of the SERP, each participant in the SERP is allocated a number of "phantom shares" equal to the number of shares of Common Stock that would have been allocated to such participant's account under the ESOP but for the Section 1042 limitations. Participants vest in the SERP account in accordance with the vesting provisions of the ESOP. During 2000, none of the named executive officers received allocations under the SERP. No phantom shares of the Company's Common Stock were allocated to participants' accounts under the SERP in 2000.

         Post-retirement and Post-employment Benefits. The Company currently maintains a plan whereby the Company pays supplemental Medicare insurance premiums for certain former officers, directors and their spouses. At December 31, 2000, the Company had a liability of $352,300 for benefits payable under this plan. The Company also maintains a plan whereby the Company provides medical insurance coverage through its self-insured medical/dental plan to certain former employees of the Company who were directors and/or officers and stockholders and who have terminated their employment but have not reached retirement age and the members of the immediate families of such persons. To be eligible to participate in this plan, the former employee must have been a stockholder, an officer and/or director of the Company and have been employed by the Company for fifteen years or, if the employee did not serve as a director, twenty years. At December 31, 2000, the Company had a liability of $172,618 for benefits payable under this plan. During 2000, no named executive officers participated in either of these plans.

SEVERANCE, RETENTION AND CHANGE IN CONTROL AGREEMENTS

         Salary Continuation Agreements. All of the salary continuation agreements the Company entered into with its executive officers expired on or prior to December 31, 2000. Mr. Goucher exercised his salary continuation letter agreement following the termination of his employment with the Company on May 30, 2000. Mr. Goucher has, and will continue to receive until May 30, 2001, monthly payments of $18,750 under the terms of the agreement.

         The current executive officers of the Company are subject to the Company's severance plan for salaried employees which provides an executive officer six months of severance pay if terminated for any reason other than death, permanent disability, voluntary termination or the Company's termination of the executive for cause.

         Retention and Change in Control Agreements. On March 28, 2000, the Compensation Committee recommended, and the Board approved, the adoption of an agreement with each of the Company's executive officers that would provide the officers with a lump sum retention bonus of 50% of their base salary if they remain employed with the Company through a "change in control" (as defined in the agreement), if such change in control were to occur within one year after the date of the agreement. In addition, in the event there is a change in control of the Company during that period and the officer's employment is terminated within one year after the change in control for any reason other than death, disability, voluntary termination or cause, the officer will be entitled to a lump sum severance benefit of 50% of his base salary in lieu of any other severance payments. The Company retains the right to terminate any officer prior to a change in control, in which case the officer would be entitled to severance benefits described above in "Salary Continuation Agreements."

         On March 27, 2001, the Board extended the agreements for all executive officers for an additional one year period, except for the President and Chief Executive Officer who is not covered by an agreement. The Board of Directors also approved on March 27, 2001, the entering into of a similar agreement for a period of one year with eight additional key management employees, the terms of which include a lump sum retention bonus of 25% of their base salary and a lump sum severance benefit of 25% of their base salary (or payments in accordance with the Company's current severance policy, whichever is greater). All other provisions of the agreements with the eight key management employees are the same as described above.

          VIII. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITIES OF THE COMMITTEE

         The Compensation Committee is responsible for establishing a compensation program designed to create a direct relationship between the levels of compensation paid to executives and the Company's annual and long-term level of performance. The Compensation Committee, which is composed of non-employee directors, believes that this relationship is best established by providing a compensation package consisting of separate components, all of which are designed to enhance the Company's overall performance resulting in increased stockholder value.

ComPENSATION PHILOSOPHY AND OBJECTIVES

         The Compensation Committee believes that the total compensation program should be based on the Company's overall performance compared to corporate objectives, while also recognizing individual contributions that have helped create value for the Company's stockholders. The Committee has focused the program on variable compensation so that a significant proportion of the officers' total compensation is at risk, with its value based on the Company's annual and long-term financial results and improvement in stockholder value. The program specifically attempts to align the financial interests of the executives with those of the stockholders so that the executives' personal net worth depends heavily on a long-term appreciation in the value of the Company's stock.

COMPENSATION COMPONENTS

         The Company's compensation program for executive officers has three components: base salary, annual incentive awards and long-term incentive awards. The Compensation Committee determines executive compensation levels for each component based upon the Committee's judgment, taking into account an objectives-based evaluation by the President and Chief Executive Officer of the executive officers who report to him. The Compensation Committee reviews the President and Chief Executive Officer's recommendations for these executive officers, but ultimately makes compensation awards based upon the judgment of the Committee's members.

         The Chairmen of the Board of Directors and the Compensation Committee prepare an appraisal of the President and Chief Executive Officer based on his performance and the Company's results during the previous fiscal year, and the Compensation Committee considers this evaluation in determining any change in the base salary and the amount of the annual incentive award for the President and Chief Executive Officer.

BASE SALARIES

         The Compensation Committee annually reviews and approves the base pay levels for the executive officers. The Committee established the salaries for the officers at levels considered appropriate in light of the scope of the duties and responsibilities attendant to the executive's position and taking into account competitive practices. The Committee's goal is to set base salaries for the Company's executives slightly below the 50th percentile of the market, though specific compensation for an individual executive may vary from those levels due to various subjective and objective factors, such as experience, length of service and performance.

         No base salary increases were granted to executive officers in 2000 as a result of the Company's operating losses in 1999 and 2000, rather than as a result of any officer's individual performance.

ANNUAL INCENTIVE PROGRAM

         Under the Company's former Management Incentive Plan (the "Incentive Plan"), the Company's executive officers had the opportunity to earn annual performance awards. The Incentive Plan granted the President and Chief Executive Officer the discretionary authority to recommend an award of stock options and stock appreciation rights to an executive officer for individual goal achievement. In addition, the former Incentive Plan established a target award based on achievement of the Company's budgeted pre-ESOP, pre-tax profit, sales and net cash flow. The target award was also payable in the form of stock options and stock appreciation rights. The final provision of the former Incentive Plan allowed for the payment of cash bonuses only if the Company's pre-ESOP, pre-tax profit exceeded the budget.

The Company's results for 1999 did not achieve the objectives set for the executive officers to earn either a discretionary or target award or cash bonus and the Committee elected not to continue the Incentive Plan in 2000.

LONG-TERM COMPENSATION

         The Company's long-term incentive compensation plan is intended to promote ownership of the Company's Common Stock, providing a common interest between the stockholders and the executive officers. The long-term incentive plan also provides for grants of Stock Appreciation Rights ("SARs"). The 1994 Nonqualified Stock Option Plan authorizes the Compensation Committee to make grants of stock options at an exercise price which cannot be less than the greater of (i) the par value of the Common Stock on the date the option is granted or any time the option is exercisable or (ii) 85% of the per share fair market value of the Common Stock on the date of grant. Within the limitations set forth in the 1994 Nonqualified Stock Option Plan, the Compensation Committee has sole discretion and authority to determine from among the eligible officers, directors, and employees those to whom options may be granted, the number of options and SARs to be granted, the vesting period, the exercise period and the price of the options. Stock options and SARs granted to the named executive officers during the fiscal year ended December 31, 2000 are reflected in the table set forth above under "REMUNERATION OF EXECUTIVE OFFICERS - 2000 Stock Option and SAR Grants."

         During 2000, an issuance of options and SARs was recommended by the former President and Chief Executive Officer to executive officers and other key management employees as incentive awards for individual performance. The recommendation was approved by the Committee in November 1999. A total of 99,500 stock options and 64,000 SARs were granted on January 3, 2000 at an exercise price equal to the market value of the Company's stock at December 31, 1999 ($1.69 per share). Due to changes in management, 62,500 of the 99,500 options granted have been relinquished as of the date of this proxy statement. The 64,000 SARs which were granted on January 3, 2000 will remain in effect for a three-year period ending January 3, 2003.

         On July 26, 2000, the Compensation Committee approved a recommendation by the current President and Chief Executive Officer to award a total of 45,500 stock options to executive officers and other key management employees. The grants were issued on July 27, 2000 at an exercise price equal to the market value of the Company's stock at December 31, 1999 ($1.69 per share). Each of the grants vest and become exercisable over a two-year period, with 50% exercisable at July 27, 2001 and 50% exercisable at July 27, 2002. Due to the aforementioned changes in management, 5,000 of the 45,500 options granted have been relinquished as of the date of this proxy statement.

         The aforementioned options and SARs issued in 2000 do not include those options and SARs issued to the President and Chief Executive Officer. See "Chief Executive Officer's Compensation" below.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         The salary, annual incentive plan and annual grants of stock options and SAR's for Mr. Goucher, the former President and Chief Executive Officer, at the beginning of 2000 followed the policies and procedures set forth above. Mr. Goucher received no increase in salary in 2000. Following Mr. Goucher's resignation on May 30, 2000, and in accordance with his employment agreement with the Company, salary continuation payments to Mr. Goucher in the amount of $18,750 per month will continue through May 30, 2001. The 152,000 stock options held by Mr. Goucher as of the date of his resignation were canceled on or before August 31, 2000, in accordance with the plan. The 22,000 SAR's issued to Mr. Goucher on January 3, 2000 will remain in effect until January 3, 2003.

         Mr. Duncan, the current President and Chief Executive Officer, receives compensation at the rate of $900 per day, for actual days worked. He does not receive a base salary and he is not eligible for Company sponsored benefits (i.e., vacation accrual, holiday pay, profit sharing contributions, 401(k) contributions, ESOP contributions, medical insurance coverage or group life insurance coverage). Out-of-pocket expenses incurred by Mr. Duncan in the course of performing his duties are paid by the Company. The Compensation Committee has approved a bonus payable to Mr. Duncan at the end of his term equal to the change in stock price from May 30, 2000 to his termination date multiplied by 50,000. During 2000, the Compensation Committee awarded Mr. Duncan a stock option grant of 10,000 shares relative to his position of President and Chief Executive Officer. Mr. Duncan also received 14,741 shares for services provided as a non-employee director. The grant of 24,741 stock options was made on July 20, 2000 at an exercise price equal to the market value of the Company's stock At December 31, 1999 ($1.69 per share). Mr. Duncan has no SARs.

POLICY ON DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code limits to $1 million the tax deduction for compensation paid to each named executive officer, unless certain requirements are met, one of which is that compensation over $1 million must be based on the Company's attainment of performance goals approved by the stockholders. The Compensation Committee's policy is to comply with Section 162(m), and the Nonqualified Stock Option Plan approved by the stockholders in 1994 was designed to comply with Section 162(m). Based on currently available information, all compensation paid to executives in 2000 is deductible. The Compensation Committee will continue to monitor this subject.

         The Compensation Committee's philosophy and objectives and its compensation program are designed to enhance stockholder value, and such philosophy, objectives and programs are subject to review and change whenever the Compensation Committee perceives that this purpose is not being met.

                                  Submitted by,

                           William D. Biggs, Chairman
                               Jim D. Caudle, Sr.
                                 James J. Tanous
                             William H. Martin, III

                           IX. STOCK PERFORMANCE GRAPH

         The following indexed graph compares the Company's annual percentage change in cumulative total stockholder return for the last five years with The Nasdaq Stock Market - U.S. Index and the S&P Industrials Index. The graph assumes that the index value of the investment in the Company's Common Stock and each index was 100 on December 31, 1995, and that all dividends have been reinvested. On October 29, 1999, the Company announced that the Board of Directors had discontinued the payment of regular quarterly cash dividends.

                              12/95    12/96    12/97    12/98    12/99    12/00
Martin Industries, Inc.       $ 100    $  84    $  63    $  34    $  21    $   8
      S & P Industrials       $ 100    $ 123    $ 161    $ 215    $ 271    $ 227
                 NASDAQ       $ 100    $ 123    $ 151    $ 212    $ 395    $ 237

                      X. EXECUTIVE OFFICERS OF THE COMPANY

         The names and ages of the executive officers of the Company, other than Mr. Duncan, and the offices with the Company held by each such executive officer and the period during which he has served in such office are as follows:

                                                                       Year First Elected
     Name and Age                           Office                         to Office
     ------------                           ------                     ------------------

James W. Truitt, 63        Vice President, Chief Financial Officer,
                             Secretary, and Treasurer                     1974 & 2000
J. Reid Roney, 41          Vice President of Sales and Marketing             1997
C. Kenneth Wilson, 59      Vice President of Engineering                     2001
Roger Vuillod, 51          Vice President of Manufacturing                   2000
Anthony L. Ricketts, 39    Vice President of Strategic Sourcing              2000

         James W. Truitt is the Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Truitt has served in these positions since December 1, 2000. Mr. Truitt served as a Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company prior to his retirement in 1997. Following his retirement, Mr. Truitt served as an independent management consultant to the Company from June 13, 2000 to November 30, 2000.

         J. Reid Roney is the Company's Vice President for Sales & Marketing. He has served in this position since January 1, 1997. Mr. Roney was Vice President of Sales (Bicycle Division) for Huffey Corporation from June, 1993 to December, 1996.

         C. Kenneth Wilson is the Company's Vice President of Engineering. Mr. Wilson has served in this position since January 1, 2001. Mr. Wilson served as Director of Engineering - Hearth Products for the Company from 1998 to 2000. Prior to that time, he owned and operated a fireplace distributorship in Athens, Alabama and served as Vice President of R&D for Heatilator, a division of HON Industries, Inc.

         Roger Vuillod is the Vice President of Manufacturing for the Company. He has served in this position since July, 2000. Prior to that time, Mr. Vuillod occupied other positions with the Company including General Manager and International Manager.

         Anthony L. Ricketts is the Company's Vice President of Strategic Sourcing. He has held this position since August, 2000. Mr. Ricketts served as Operations Controller for the Company from March, 2000 to August, 2000. Prior to joining the Company, Mr. Ricketts served as Group Controller for Kopak Industries, a division of Manitowoc Company.

           XI. SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to the Company. Based on a review of copies of such reports furnished to the Company through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, the Company believes that, during the fiscal year 2000, all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner.

                         XII. PROPOSALS BY STOCKHOLDERS

         Stockholders of the Company may submit proposals for consideration for inclusion in the proxy statement of the Company relating to the Annual Meeting to be held in the year 2002. However, in order for such proposals to be considered for inclusion in the form of proxy and proxy statement of the Company relating to such Annual Meeting, the proposals must be received by the Company not later than December 13, 2001. According to the Company's By-laws, for a stockholder proposal to be properly brought before the 2002 Annual Meeting (other than a proposal to be considered for inclusion in the 2002 proxy materials), it must be delivered to the secretary of the Company no earlier than February 17, 2002, but no later than March 19, 2002.

                            XIII. GENERAL INFORMATION

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters stated in the Notice of the Annual Meeting. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

         In addition to the use of the mails, proxies may be solicited by personal interview or by telephone or telegraph. The cost of solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record and will reimburse such persons for any reasonable expense incurred in forwarding the material.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, IN FORM AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS INCLUDED WITH THIS PROXY STATEMENT, AND ADDITIONAL COPIES MAY BE OBTAINED WITHOUT CHARGE FROM JAMES W. TRUITT, SECRETARY OF THE COMPANY, 301 EAST TENNESSEE STREET, FLORENCE, ALABAMA 35630 ON THE WRITTEN REQUEST OF PERSONS WHO WERE STOCKHOLDERS BENEFICIALLY OR OF RECORD AS OF MARCH 27, 2001.

                                                      MARTIN INDUSTRIES, INC.


                                                      /S/ JAMES W. TRUITT

                                                      James W. Truitt
                                                      Secretary

301 East Tennessee Street
Florence, Alabama 35630
April 12, 2001

                                   APPENDIX A

                             MARTIN INDUSTRIES, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

The Board of Directors of Martin Industries, Inc. (the "Company") shall establish an audit committee to assist the Board in fulfilling its statutory and fiduciary responsibilities with respect to the Company's financial reporting, accounting policies and internal financial and accounting controls.

COMPOSITION AND AUTHORITY

The audit committee will be composed of at least three directors who are independent of the Company and who are free of any relationship that would interfere with their independent judgment as a committee member. Examples of such relationships include:

- a director being employed by the Company or any of its affiliates for the current year or any of the past three years;

- a director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year other than compensation for board service or benefits under a tax-qualified retirement plan;

- a director being a member of the immediate family of any individual who is, or has been in the past three years, employed by the Company or any of its affiliates as an executive officer;

- a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments that are or have been significant to the Company or such business organization in any of the past three years;

- a director being employed as an executive of another company where any of the Company's executives or directors serve on that company's compensation committee.

All members of the audit committee are required to be able to read and understand the Company's basic financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities, which results in the individual's financial sophistication.

The members of the committee shall be elected by the Board to serve a one-year term. Members may be re-elected for successive terms. The board of directors shall appoint one of the members of the audit committee as chairman. The chairman may be re-appointed for consecutive terms. It is the responsibility of the chairman of the committee to schedule all meetings and provide the committee with a written agenda for all meetings.

The audit committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to discharge its responsibilities.

The audit committee will meet on a regular basis three times a year and call special meetings as may be determined by the chairman.

Minutes of each meeting will be prepared, distributed to each member on the Board, and kept by the Company's secretary for permanent filing.

RESPONSIBILITIES:

The audit committee's job is one of oversight and it recognizes that management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the committee recognizes that financial management, and the internal accounting staff, and the outside auditors are able to spend more time and have more detailed knowledge and information on the Company than do committee members; consequently, in carrying out its oversight responsibilities, the committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the committee may diverge from this guide as appropriate given the circumstances.

         1.       Selection and Monitoring of Outside Auditors

                  The audit committee shall ensure that the Company's financial statements are audited by an independent public accounting firm that is qualified to practice before the U.S. Securities and Exchange Commission ("SEC"). The audit committee, in this regard, will:

                  a. Recommend to the board the annual nomination of the independent public accountants who will act as the Company's outside auditors and who shall be ultimately accountable to the board of directors and the audit committee, as representatives of the Company's shareholders.

                  b. Review and approve the engagement letter with the outside auditors, including the fees to be paid.

                  c. Review the outside auditors' performance, and any non-audit services rendered by the auditors.

                  d. Review the independence of the outside auditors. In this regard, the audit committee shall be responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1 as modified from time to time.

                  e. Be responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and for taking, or recommending that the full board of directors take, appropriate action to ensure the independence of the outside auditors.

                  f. Request information from the outside auditors on the results of the most recent peer review of the outside auditors and the nature of any needed corrective measures.

                  g. Require the outside auditors to discuss with the audit committee the auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. That discussion should include such issues as the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosures reviewed by the outside auditors.

                  h. If significant events, transactions and changes in accounting estimates, which were considered by the outside auditors in performing the quarterly review of the Company's financial statements, have affected the quality of the Company's financial reporting, the outside auditors must attempt to discuss the effect with the audit committee before the Company files its Form 10-Q.

2.       Financial Reporting

         The responsibility of the audit committee in the area of financial reporting is to provide assurance that financial disclosures made by management reasonably portray the Company's financial condition, results of operations, and long-term commitments. To accomplish this, the audit committee will:

         a.       Oversee the external audit and monitor its results.

         b.       Review accounting policies and policy decisions.

         c. Review the annual financial statements, auditor's opinion, annual report on Form 10-K, and other annual reports requiring approval by the Board before submission to the SEC. This review should include changes, if any, during the year in the Company's accounting principles or practices and significant adjustments proposed by the independent accountants.

         d. Inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had or may have a material impact on the financial statements.

         e. Arrange for periodic reports from management and the independent public accountants to access the impact of significant regulatory changes and accounting or reporting developments proposed by the Financial Accounting Standards Board, NASDAQ Stock Market, Inc. or the SEC or any other significant matters that may affect the Company.

         f. Review management's discussion and analysis section of the Annual Report.

         g. Ask management and the independent public accountants if there were any significant reporting or operational issues affecting the financial statements which were discussed during the audit and, if so, how they were resolved.

         h. Review the management representation letter given to the independent accountants.

         i. Prepare a report to be included in the, Company's annual proxy statement. The audit committee report will indicate:

                  - that the audit committee has reviewed and discussed the financial statements with management;

                  - that the audit committee has discussed the items required by SAS61 with the outside auditors;

                  - that the audit committee has received the written report from the outside auditors required by ISB No. 1 and discussed the outside auditors' independence; and,

                  - that the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K.

                  This report will also disclose that the audit committee has a written charter and positively affirm whether the members of the committee are independent.

         j. File a copy of the audit committee's charter with the Company's proxy statement every three years.

3.       Internal Control

         In the area of internal control the audit committee will:

         a. Meet privately with the independent public accountants to discuss pertinent matters, including quality of management, financial and accounting personnel, and to determine if any restrictions have been placed by management on the scope of their examination or if there are other matters which would be discussed with the audit committee.

         b. Discuss with the independent accountants the review of the Company's electronic data processing procedures and controls. Inquire about specific security programs to protect against computer fraud or misuse.

         c. Direct special investigations into significant matters brought to its attention within the scope of its duties.

4.       Corporate Governance

         The responsibility of the audit committee in the area of Corporate Governance is to provide assurance that the Company is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against employee conflict of interest and fraud. To accomplish this the audit committee will:

         a. Review corporate policies relating to compliance with laws and regulations, code of conduct, ethics, conflict of interest, the investigation of misconduct or fraud, and officer's and Directors' expense reports and perquisites.

         b. Review with management and, as necessary, legal counsel, current and pending litigation or regulatory proceedings in which the Company is a party.

         c. Review significant cases of employee conflict of interest, misconduct, or fraud.

         d. Review this Charter annually and propose to the Board any recommended changes.

         e. Report audit committee activities to the Board on a regular basis.

                             MARTIN INDUSTRIES, INC.
                                FLORENCE, ALABAMA

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2001

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

         The undersigned hereby appoints John L. Duncan and James W. Truitt, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the "Company"), which the undersigned could vote if personally present at the Annual Meeting of stockholders of the Company to be held on Friday, May 18, 2001, at the Company's Headquarters, 301 East Tennessee Street, Florence, Alabama, at 11:00 A.M. Central Daylight Time, or at any adjournment thereof

I.       ELECTION OF DIRECTORS:

         [ ]  FOR all nominees below         [ ]  WITHHOLD AUTHORITY to vote
              (except as indicated to             for all nominees below
              the contrary below)

         William D. Biggs, Jim D. Caudle, Sr., James J. Tanous

         INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

         -----------------------------------------------------------------------

2.       RATIFICATION OF SELECTION OF AUDITORS:

         [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

3.       OTHER MATTERS:

         In their discretion, upon such other matters as may properly come before the Annual Meeting of stockholders.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                             Dated:
                                                   -----------------------------


                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------


                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

                                              (Signature(s) of Stockholder(s))

                                             (Please date and sign as name
                                             appears on proxy. If shares are
                                             held jointly, each stockholder
                                             should sign. Executors,
                                             administrators, trustees, etc.
                                             should use,full title and, if more
                                             than one, all should sign. If the
                                             stockholder is a corporation,
                                             please sign full corporate name by
                                             an authorized officer.)

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                             MARTIN INDUSTRIES, INC.
                 EMPLOYEE STOCK OWNERSHIP PLAN AND RELATED TRUST
                                FLORENCE, ALABAMA

                     VOTING INSTRUCTION CARD FOR THE ANNUAL
                             MEETING OF STOCKHOLDERS
                                  MAY 18, 2001

       (THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF THE COMPANY)

         The undersigned hereby instructs John L. Duncan, James W. Truitt and Diane S. McGee, as trustees of the Martin Industries, Inc. Employee Stock Ownership Plan and Related Trust (the "ESOP"), and each of them, with full power of substitution, to vote the shares of Common Stock of Martin Industries, Inc., a Delaware corporation (the "Company"), which are allocated to the undersigned's account in the ESOP at the Annual Meeting of stockholders of the Company to be held on Friday, May 18, 2001, at the Company's Headquarters, 301 East Tennessee Street, Florence, Alabama, at 11:00 A.M., Central Daylight Time, or at any adjournment thereof, as follows:

1.       ELECTION OF DIRECTORS:

         [ ]  FOR all nominees below         [ ]  WITHHOLD AUTHORITY to vote
              (except as indicated to             for all nominees below
              the contrary below)

         William D. Biggs, Jim D. Caudle, Sr., James J. Tanous

         INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below.

         -----------------------------------------------------------------------

2.       RATIFICATION OF SELECTION OF AUDITORS:

         [ ] FOR [ ] AGAINST [ ] ABSTAIN respecting the proposal to ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

3.       OTHER MATTERS:

         [ ] In the manner the ESOP Trustees determine to be in the best interest of the ESOP Participants.

         [ ] Withhold authority to vote on other matters.

         THIS VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THE SHARES ALLOCATED TO YOUR ACCOUNT WILL BE VOTED IN THE MANNER THE ESOP COMMITTEE DETERMINES TO BE IN THE BEST INTEREST OF THE ESOP PARTICIPANTS. THE ESOP COMMITTEE CURRENTLY INTENDS TO VOTE SHARES FOR WHICH NO INSTRUCTIONS ARE RECEIVED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                                             Dated:
                                                   -----------------------------


                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------


                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

                                              (Signature(s) of Participant(s))

                                             (Please date and sign as name
                                             appears to the left.)

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.